UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2007

CABELA’S INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-32227	20-0486586
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Cabela Drive, Sidney, Nebraska	69160
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (308) 254-5505

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 27, 2007, Cabela’s Incorporated (the “Company”) filed with the Securities and Exchange Commission (“SEC”) a preliminary prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-128100) relating to the underwritten public offering of 4,119,016 shares of the Company’s common stock by the selling stockholders named in the preliminary prospectus supplement. The selling stockholders named in the preliminary prospectus supplement also have granted to the underwriter an option to purchase up to an additional 617,852 shares of the Company’s common stock to cover over-allotments, if any. In light of the contemplated underwritten public offering of the Company’s common stock described in the preliminary prospectus supplement, the Company is filing this Form 8-K to provide additional information to investors about certain statements made by the Company during its February 22, 2007, conference call.

On February 22, 2007 the Company issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended December 30, 2006. A copy of this press release was furnished February 22, 2007 with the SEC on Form 8-K. On February 22, 2007, the Company also held a conference call that was broadcast online through the Company’s website and that was complementary to the press release announcing financial results for the fourth fiscal quarter and fiscal year ended December 30, 2006. During this conference call, the Company announced that due to pre-opening costs related to its Hazelwood, Missouri store scheduled to open in April 2007, and nearly $7 million of additional fixed costs such as interest, depreciation, and incentive compensation, the Company expects its first fiscal quarter of 2007 earnings per share to be a few cents below its first fiscal quarter of 2006 results. The Company also announced that for the remaining three quarters of fiscal 2007, it expects its results to be above the Company’s long-term growth objectives, which the Company believes will allow it to achieve its revenue and earnings growth targets for fiscal 2007.

Caution Concerning Forward-Looking Statements

Statements in this Form 8-K that are not historical or current fact are “forward-looking statements” that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements include, but are not limited to, the Company’s statements regarding its expectation that its first fiscal quarter of 2007 earnings per share will be a few cents below its first fiscal quarter of 2006 results, its expectation that its results for the remaining three quarters of fiscal 2007 will be above its long-term growth objectives, and its ability to achieve its revenue and earnings growth targets for fiscal 2007. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable purchase, lease and/or economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the acceleration of new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company’s Form 10-K for the fiscal year ended December 30, 2006), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABELA’S INCORPORATED

Dated: March 1, 2007	By:	/s/ Ralph W. Castner
Ralph W. Castner
Vice President and Chief Financial Officer